UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
AMENDMENT NO. 1

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 28, 2010

NEUROKINE PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)

British Columbia	333-161157	n/a
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

1275 West 6th Avenue, Vancouver, British Columbia, Canada	V6H 1A6
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (604) 805-7783

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Notice of Amendment: Neurokine Pharmaceuticals Inc. (“we”, “our”, “us”) is hereby amending its Current Report on Form 8-K filed with the SEC on June 1, 2010 to correct a reference which stated that Dr. Salari had control over Pacific Biomedical Corp. Dr. Salari does not have dispositive or voting control over securities held by Pacific Biomedical Corp.

Item 3.02 Unregistered Sales of Equity Securities.

On May 28, 2010, we issued 4,000,000 common shares, to Pacific Biomedical Corp. at a purchase price of US$0.005 per share, for total proceeds of US$20,000. We issued the shares to one (1) non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

Item 5.02 Appointment of Certain Officers and Directors; Departure of Certain Officers and Directors

On May 28, 2010, Neurokine Pharmaceuticals Inc. (the “Company”, “we”, “us”) received a resignation from Penny Green and Dr. Ahmad Doroudian. Ms. Green resigned as the Company’s Vice President of Finance, Secretary and director and Dr. Doroudian resigned as the Company’s Chief Financial Officer and Principal Financial Officer but will remain as the President, Chief Executive Officer and director. Ms. Green’s and Dr. Doroudian’s resignations were not the result of any disagreements with the Company regarding its operations, policies, practices or otherwise.

To fill the vacancies created by the resignations of Ms. Green and Dr. Doroudian, the Company appointed the following individuals:

  Judson Culter as the Company’s Chief Financial Officer and Principal Accounting Officer; and

  Dr. Hassan Salari as the Company’s Secretary and director.

Judson Culter – Chief Financial Officer and Principal Officer

Judson has over seven years of related industry experience. As CFO to LACC Group, he splits his time between the Vancouver, and Seattle offices. He provides part-time Controller and CFO services for private and publicly listed companies. Judson has helped to raise over $8.5MM in Angel and Incubator backed financing in the last two years. Prior to joining LACC Group as CFO, he worked at US-based start-up accelerator, Atlas Accelerator, and prior to that as an auditor in public accounting for four years in both the US and Canada - working at Moss Adams from 2006-2007, and at Grant Thornton from 2005-2006.

Judson’s skills include: project management, financial modeling, budgeting, business valuation, accounting (US GAAP, EU GAAP, CDN GAAP), tax (US Tax, EU Tax, CDN Tax), compliance valuation, activity-based costing, job costing, investment terms, business plan writing, marketing copy, creative brief copy, chart of accounts development, financial reporting, due diligence, pay and benefits strategy. Judson’s PubCo experience includes auditing and financial reporting for public companies, SOX Compliance, and IPOs. He currently holds Board of Director positions on the TSX for companies held within the client portfolio. Judson is an active Washington State Certified Public Accountant (CPA), and has a Diploma in Accounting (Masters equivalent) from the University of British Columbia, and a B.Comm from the University of Victoria.

Dr. Hassan Salari – Secretary and Director

An entrepreneur and scientist, Dr. Salari has over 25 years’ experience in the biotechnology field, specializing in highly sophisticated research and drug development programs and business development.

Currently, Dr. Salari is the Chairman, President and Chief Executive Officer of Posh Cosmeceuticals, a company focused on the development of cosmeceutical products. He is also a director of Pacific Therapeutics, a company with an emphasis in pulmonary fibrosis, and of Pacgen Biopharmaceuticals Inc., a public company with its shares listed on the TSX Venture Exchange.

From 1998 to 2007, Dr. Salari was the Chief Executive Officer and President of Chemokine Therapeutics Corp. (“Chemokine”), a company founded by Dr. Salari. Chemokine was established as a focused biotechnology company to develop chemokine-based therapeutic products for human diseases. Throughout his tenure, Chemokine developed a library of over 20,000 compounds, of which approximately 20 new products progressed to drug candidates. Dr. Salari also established five major therapeutic areas of focus for the company, including oncology, hematology, cardiovascular, infectious diseases and respiratory diseases.

From 1992 to 1998, Dr. Salari was the Chief Executive Officer and President of Inflazyme Pharmaceuticals Ltd., a company founded by Dr. Salari. Dr. Salari maintained the responsibility of managing the company’s business affairs as well as its drug discovery and development programs (focused on allergies and asthma). While there, he negotiated and closed several licensing deals with biotechnology and pharmaceutical companies.

From 1991 to 1998, Dr. Salari was a Professor, Department of Medicine at the University of British Columbia. From 1987 to 1990, he was an Assistant Professor at the University of British Columbia. From 1986 to 1987, he was a research associate in the Department of Medicine at the University of British Columbia. He was the lead project investigator in cytokine research and drug development. From 1984 to 1986, he worked as a research associate at the Department of Physiology, Laval University. Dr. Salari carried out research work on the biology of human blood cells and their control by cytokines. From 1981 to 1982, Dr. Salari worked at the Department of Immunology at McGill University in Montreal as a research associate. He is the author of over 200 scientific articles, abstracts and books in various subject of medicine.

During his academic tenure, Dr. Salari was approached by a number of large multi-national pharmaceutical companies to serve in consulting and advisory roles. These included Merck, Upjohn, Zymogenetics and Beaufour Epsin, among others. Dr. Salari aided Beaufour Epsin in its discovery of a non-steroidal, anti-inflammatory drug that is currently being marketed worldwide. During his collaboration with Upjohn, Dr. Salari was involved in the identification of the mode of action of Lazroids for the treatment of brain ischemia.

In addition to his research activities at the University of British Columbia, Dr. Salari also taught several courses for both undergraduate and post-graduate students in the Medicine, Pharmacology and Biochemistry departments. His courses were primarily directed towards signal transduction pathways in immunology and cancer. Dr. Salari was also responsible for educating students about cytokines and chemokines and their involvement in human diseases.

Dr. Salari holds the following degrees:

1985 Graduate: Post. Doc. Physiology, Laval University, Quebec
1982 Graduate: Post. Doc. Immunology, McGill University, Montreal
1980 Graduate: Ph.D. Microbiology/Biochemistry, Southampton University, England
1975 Graduate: B.S. Biochemistry, Tehran University, Iran

There have been no other transactions since the beginning of our last fiscal year or any currently proposed transactions, in which we are, or plan to be, a participant and the amount involved exceeds $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest.

There are no family relationships between any of the directors and officers described in the preceding disclosure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROKINE PHARMACEUTICALS INC.

/s/ Ahmad Doroudian
Ahmad Doroudian
President and Director

Date: June 8, 2010